UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 26, 2017, pursuant to the previously announced Definitive Asset Purchase Agreement and Definitive Real Property Purchase Agreement (collectively, the “Agreements”) with The Research Foundation for the State University of New York (“RF-SUNY”) and Fuller Road Management Corporation, an affiliate of RF-SUNY, respectively, Akoustis Technologies, Inc. (the “Company”) completed the acquisition of certain specified assets, including STC-MEMS, a semiconductor wafer-manufacturing operation and microelectromechanical systems (“MEMS”) business with associated wafer-manufacturing tools, as well as the real estate and improvements associated with the facility located in Canandaigua, New York, which is used in the operation of STC-MEMS (the assets and real estate and improvements referred to together herein as the “Acquired Business”). The Company acquired the Acquired Business for an aggregate purchase price of $2.75 million in cash. In addition, the Company also assumed substantially all of the ongoing ordinary course obligations of the Acquired Business.

The Company acquired the Acquired Business through its wholly-owned subsidiary, Akoustis Manufacturing New York, Inc., a Delaware corporation.

The Agreements contain representations and warranties that each party thereto made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties thereto and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any other specified date, (b) may be subject to a contractual standard of materiality different from that generally applicable to stockholders, or (c) may have been used for the purpose of allocating risk between the parties to the Agreements rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. The Agreements should not be read alone, but should instead be read in conjunction with the other information that the Company files with the U.S. Securities and Exchange Commission (the “SEC”).

The description of the Agreements set forth herein is qualified in its entirety by reference to the full text of the Agreements, which were filed as Exhibits 2.1 and 2.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 24, 2017, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K and pursuant to a letter from the staff of the SEC permitting the Company to substitute abbreviated financial statements for the full financial statements of the Acquired Business, the Company will file audited abbreviated financial statements required by Item 9.01(a) of Form 8-K in an amendment to this Form 8-K no later than 71 calendar days after the date that this Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K in an amendment to this Form 8-K no later than 71 calendar days after the date that this Form 8-K was required to be filed.

(d) Exhibits:

Exhibit No.	Description

2.1	Definitive Asset Purchase Agreement dated March 23, 2017, by and between The Research Foundation for the State University of New York and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017).

2.2	Definitive Real Property Purchase Agreement dated March 23, 2017, by and between Fuller Road Management Corporation and the Company (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  June 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Definitive Asset Purchase Agreement dated March 23, 2017, by and between The Research Foundation for the State University of New York and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017).

2.2	Definitive Real Property Purchase Agreement dated March 23, 2017, by and between Fuller Road Management Corporation and the Company (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017).